Exhibit 99.1

ICON Income Fund Ten Liquidating Trust

Portfolio Overview

First Quarter 2014

Table of Contents

Introduction to Portfolio Overview	1

Portfolio Overview	1

Transactions with Related Parties	1

Financial Statements	3

Forward Looking Statements	7

Additional Information	7

ICON Income Fund Ten Liquidating Trust

As of August 31, 2014

Introduction to Portfolio Overview

We are pleased to present ICON Income Fund Ten Liquidating Trust’s (the “Trust”) Portfolio Overview for the quarter ended March 31, 2014. References to “we,” “us,” and “our” are references to the Trust or the Fund (as defined below), as applicable, and references to the “Managing Trustee” and the “Manager” are references to the managing trustee of the Trust and the manager of the Fund, ICON Capital, LLC.

As of December 31, 2013, all assets and liabilities of ICON Income Fund Ten, LLC (the “Fund”) were transferred to the Trust.

The Fund raised approximately $150,000,000 commencing with its initial offering on June 2, 2003 through the closing of the offering on April 5, 2005. In May 2010, we entered our liquidation period, which is expected to continue for several more years. During the liquidation period, we began the gradual, orderly termination of our operations and affairs, and the liquidation or disposition of our equipment, leases and financing transactions. Additionally, during the liquidation period, you will receive distributions that are generated from net rental income or equipment sales when realized.  In some months, the distribution may be larger, in some months the distribution may be smaller, and in some months there may not be any distribution.

Portfolio Overview

As of March 31, 2014, our portfolio consisted of the following investment:

ZIM Israel Navigation Co. Ltd.
Structure:	Lease	Collateral:	Two container vessels.
Expiration Dates:	3/31/2016
3/31/2017

Transactions with Related Parties

Our Managing Trustee performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans and the payment of operating expenses. Administrative expense reimbursements are costs incurred by our Managing Trustee or its affiliates that are necessary to our operations.

ICON Income Fund Ten Liquidating Trust

Transactions with Related Parties (continued)

During the three months ended March 31, 2014, our Managing Trustee waived management fees and administrative expense reimbursements of approximately $281,000 and $58,000, respectively. During the three months ended March 31, 2013, our Managing Trustee waived management fees and administrative expense reimbursements of approximately $226,000 and $69,000, respectively.

Our Managing Trustee also has a 1% interest in our profits, losses, distributions and liquidation proceeds.  We paid distributions to our Managing Trustee of $75,759 and $25,253 for the three months ended March 31, 2014 and 2013, respectively. Additionally, our Managing Trustee’s interest in the net income attributable to us was $10,097 and $10,061 for the three months ended March 31, 2014 and 2013, respectively.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Ten Liquidating Trust
(A Delaware Statutory Trust)
Financial Statements
Consolidated Balance Sheets

	March 31, 2014	December 31, 2013
	(unaudited)
Assets
Current Assets:
Cash and cash equivalents	$4,912,468	$6,966,884
Current portion of net investment in finance leases	11,587,258	15,180,015
Other current assets	193,139	-
Total current assets	16,692,865	22,146,899
Non-current assets:
Net investment in finance leases, less current portion	13,639,911	14,546,800
Other non-current assets	2,136	2,136
Total non-current assets	13,642,047	14,548,936
Total assets	$30,334,912	$36,695,835
Liabilities and Equity
Current liabilities:
Accrued expenses	$375,987	$211,145
Indemnification liability	382,747	379,806
Total liabilities	758,734	590,951
Commitments and contingencies

Equity
Benficial owners' equity
Additional beneficial owners	30,561,124	37,061,583
Managing Trustee	(1,003,732)	(938,070)
Total benficial owners' equity	29,557,392	36,123,513
Noncontrolling interests	18,786	(18,629)
Total equity	29,576,178	36,104,884
Total liabilities and equity	$30,334,912	$36,695,835

ICON Income Fund Ten Liquidating Trust
(A Delaware Statutory Trust)
Financial Statements
Consolidated Statements of Comprehensive Income (unaudited)

	Three Months Ended March 31,
	2014	2013
Revenue and other income:
Finance income	$1,109,876	$1,609,281
Income (loss) from investment in joint ventures	1,379	(371,678)
Interest and other (loss) income	(3,011)	20,715
Total revenue and other income	1,108,244	1,258,318
Expenses:
General and administrative	61,097	252,476
Total expenses	61,097	252,476
Net income	1,047,147	1,005,842
Less: net income (loss) attributable to noncontrolling interests	37,415	(266)
Net income attributable to Fund Ten Liquidating Trust	1,009,732	1,006,108

Other comprehensive income:
Change in fair value of derivative financial instruments	-	21,664
Total other comprehensive income	-	21,664
Comprehensive income	1,047,147	1,027,506
Less: comprehensive income (loss) attributable to noncontrolling interests	37,415	(266)
Comprehensive income attributable to Fund Ten Liquidating Trust	$1,009,732	$1,027,772

Net income attributable to Fund Ten Liquidating Trust allocable to:
Additional beneficial owners	$999,635	$996,047
Managing Trustee	10,097	10,061
	$1,009,732	$1,006,108

Weighted average number of additional beneficial owners' Interests outstanding	148,211	148,211

Net income attributable to Fund Ten Liquidating Trust per weighted average additional
beneficial owners' Interest outstanding	$6.74	$6.72

ICON Income Fund Ten Liquidating Trust
(A Delaware Statutory Trust)
Financial Statements
Consolidated Statements of Changes in Equity

	Beneficial Owners' Equity
	Additional Beneficial Owners' Interests	Additional Beneficial Owners	Managing Trustee	Total Beneficial Owners' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2013	148,211	$37,061,583	$(938,070)	$36,123,513	$(18,629)	$36,104,884
Net income	-	999,635	10,097	1,009,732	37,415	1,047,147
Distributions	-	(7,500,094)	(75,759)	(7,575,853)	-	(7,575,853)
Balance, March 31, 2014 (unaudited)	148,211	$30,561,124	$(1,003,732)	$29,557,392	$18,786	$29,576,178

ICON Income Fund Ten Liquidating Trust
(A Delaware Statutory Trust)
Financial Statements
Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net income	$1,047,147	$1,005,842
Adjustments to reconcile net income to net cash provided by operating activities:
Finance income	(1,109,876)	(1,609,281)
Loss from investment in joint ventures	-	371,678
Interest and other income	2,941	(22,908)
Changes in operating assets and liabilities:
Collection of finance leases	5,609,522	3,445,200
Other assets, net	(193,139)	64,164
Accrued expenses	164,842	(15,166)
Net cash provided by operating activities	5,521,437	3,239,529
Cash flows from financing activities:
Distributions to beneficial owners	(7,575,853)	(2,525,297)
Net cash used in financing activities	(7,575,853)	(2,525,297)
Net (decrease) increase in cash and cash equivalents	(2,054,416)	714,232
Cash and cash equivalents, beginning of period	6,966,884	1,805,049
Cash and cash equivalents, end of period	$4,912,468	$2,519,281

ICON Income Fund Ten Liquidating Trust

Forward Looking Statements

Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 14, and November 14 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports. Please access them by:

•	Visiting www.iconinvestments.com, or
•	Visiting www.sec.gov, or
•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.